Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), made as of ___, 2023, is by and between Riot Platforms, Inc., a Nevada corporation (the “Company”), and [name] (“Indemnitee”).

RECITALS

WHEREAS, the Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, Indemnitee recognizes the potential volatility of all such insurance programs given the climate of litigation, and Indemnitee and other directors and officers of the Company or its subsidiaries (each, a “Subsidiary” and together, the “Subsidiaries”) may not be willing to serve as directors and officers without adequate protection;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

WHEREAS, the Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious) that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

WHEREAS, the Company believes that it is unfair for its directors and officers to assume the risk of large judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

WHEREAS, the Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected, and the Company believes that the interests of the Company and its stockholders would best be served by a combination of such insurance and indemnification by the Company of the directors and officers of the Company;

WHEREAS, Section 78.7502 of the Nevada Revised Statutes (the “NRS”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that contractual indemnification as set forth in this Agreement is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and officers of the Company and its Subsidiaries and the Company desires to indemnify its and its Subsidiaries’ directors and officers so as to provide them with the maximum protection permitted by applicable law; and

WHEREAS, Indemnitee is willing to serve, continue to serve, or provide additional service for or on behalf of the Company on the condition that Indemnitee is furnished the indemnity provided for in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.	Indemnification.
(a)

Third Party Proceedings. The Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by, in the name or on behalf of, or in right of, the Company or any Subsidiary) by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company or any Subsidiary, by reason of any action or inaction on the part of Indemnitee in Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary, as applicable, or by reason of the fact that Indemnitee is or was serving at the request of the Company or such Subsidiary as a director, officer, employee, or agent of another company, corporation, partnership, joint venture, trust, or other enterprise, against expenses, liabilities and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)) actually and reasonably incurred by Indemnitee in connection with such action, suit, or proceeding; provided, that such Indemnitee is successful on the merits or otherwise in defense of such action, suit, or proceeding, or Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful as determined by subparagraph 1(e) below.

(b)

Proceedings By, In the Name or on Behalf of, or in the Right of the Company or Any Subsidiary. The Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit, or proceeding by, in the name or on behalf of, or in right of, the Company or any Subsidiary, to procure a judgment in the Company’s or such Subsidiary’s favor, as applicable, by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company or such Subsidiary, as applicable, by reason of any action or inaction on the part of Indemnitee in such Indemnitee’s capacity as a director, officer, employee, or agent of the Company or such Subsidiary, as applicable, or by reason of the fact that Indemnitee is or was serving at the request of the Company or such Subsidiary, as applicable, as a director, officer, employee, or agent of another company, corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action, suit, or proceeding; provided, that such Indemnitee is successful on the merits or otherwise in defense of such action, suit, or proceeding, or Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful as determined by subparagraph 1(e) below.

(c)

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Company shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for any amounts paid in settlement to the Company, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court or for advancement of expenses pursuant to this Agreement, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in this Agreement, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(d)

Indemnification pursuant to this Section 1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Company or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise at the request of the Company and shall inure to the benefit of his or her heirs, executors and administrators.

(e)

Any discretionary indemnification pursuant to this Section 1, unless ordered by a court or advanced pursuant to the terms of this Agreement, may be made by the Company only as authorized in each specific case upon a determination that the indemnification of Indemnitee is proper under the circumstances. The determination must be made by:

i.	The stockholders;
ii.	The board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or
iii.

Independent legal counsel, in a written opinion, if: (1) a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (2) a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

(f)

Mandatory Payment of Expenses. To the extent that Indemnitee has, in whole or in part, been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue, or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.	Expenses; Indemnification Procedure.
(a)	Advancement of Expenses. The Company shall advance all actual and reasonable expenses incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of any action,

suit, or proceeding referenced in Section 1(a) or 1(b)  in advance of the final disposition of such action, suit, or proceeding and within sixty (60) days of its receipt of: (1) a written request for advancement by the Indemnitee and (2) an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

(b)

Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)

Procedure. If a claim under this Agreement is not paid in full by the Company within sixty (60) days after a written request for payment thereof has first been received by the Company and all other conditions set forth above have been met, Indemnitee may, but need not, at any time thereafter, bring an action against the Company to recover the unpaid amount of the claim. Subject to Section 11, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct required under this Agreement, or which make it permissible under applicable law, for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its director(s), any committee or subgroup of the director(s) or any group or committee appointed by the director(s), independent legal counsel, or other officers of the Company) to have made a determination that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the director(s), any committee or subgroup of the director(s) or any group or committee appointed by the director(s), independent legal counsel, or other officers of the Company), that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)

Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b), (i) the Company has liability insurance in effect for the purpose of protecting directors or officers of the Company and its Subsidiaries, or (ii) the relevant Subsidiary has liability insurance in effect for the purpose of protecting directors or officers of such Subsidiary, the Company or the relevant Subsidiary, as applicable, shall give prompt notice of the commencement of such proceeding to its relevant insurers in accordance with the procedures set forth in the respective policies. The Company or the relevant Subsidiary shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)

Selection of Counsel. In the event the Company shall be obligated under Section 2(a) to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to, but not obligated to, assume the defense of such proceeding, with counsel approved by Indemnitee, such consent not to be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding.  Notwithstanding, Indemnitee shall have the right to employ his or her own counsel in any proceeding at Indemnitee’s own expense not to be advanced or indemnified by the Company. In addition, if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not have, in fact, employed counsel to assume the defense of such proceeding within sixty (60) days of being requested to do so by Indemnitee, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company as long as such fees and expenses otherwise comply with the terms of this Agreement.

3.	Additional Indemnification Rights; Nonexclusivity.
(a)

Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee for liability arising out of or in connection with Indemnitee’s service as a director, officer, employee, or agent of the Company or any Subsidiary to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Bylaws or the Articles, the constitutive documents of any relevant Subsidiary, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Nevada company to indemnify a director, officer, employee, or agent of such company, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Nevada company to indemnify a director, officer, employee, or agent of such company, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)

Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Articles, the Bylaws, any agreement, any vote of the stockholders of the Company, any vote of the members or stockholders of any relevant Subsidiary, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit, or other covered proceeding.

4.

Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal, or settlement of any civil or criminal action, suit, or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, or penalties to which Indemnitee is entitled.

5.

Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing directors and officers of the Company and its Subsidiaries with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the

Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall not have any obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, that the premium costs for such insurance are disproportionate to the amount of coverage provided, or that the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a Subsidiary.

6.

Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7.	Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)

Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to any action, suit or proceeding brought voluntarily by Indemnitee (or with the cooperation or material assistance of the Indemnitee) and not by way of defense, except with respect to any action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by Section 8(b) hereof), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Company’s board of directors finds it to be appropriate;

(b)

Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit, or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit, or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by this Agreement), or unless and to the extent that the court in such action, suit, or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 7(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit, or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2(a);

(c)

Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been finally adjudicated by court order or judgment from which no further right of appeal exists to have been knowingly fraudulent or constitute willful misconduct;

(d)

Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been finally adjudicated by court order or judgment from which no further right of appeal exists to be prohibited by law;

(e)

Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company or the relevant Subsidiary or any other source of indemnity; or

(f)

Securities Laws. To indemnify Indemnitee for expenses, liabilities, or the payment or disgorgement of profits arising from or relating to purchase or sale of or offer to purchase or sell any securities, whether on the open market or through a public or private offering in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

8.	Construction of Certain Phrases.
(a)

For purposes of this Agreement, references to the “Company” shall include, in addition to the Company, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, members, officers, employees, or agents, so that if Indemnitee is or was a director, manager, member, officer, employee, or agent of such constituent company or corporation, or is or was serving at the request of such constituent company or corporation as a director, manager, member, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company or corporation as Indemnitee would have with respect to such constituent company or corporation if its separate existence had continued.

(b)

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan, references to “serving at the request of the Company or a Subsidiary” shall include any service as a director, officer, employee, or agent of the Company or such Subsidiary which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries and references to “relevant Subsidiary” shall mean the Subsidiary of which Indemnitee is serving as a director, officer, employee, or agent.

9.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
10.

Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives, and assigns.

11.

Attorneys’ Fees. In the event any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, except to the extent that, as a part of such action, a court of competent jurisdiction determines that material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), except to the extent that, as a part of such action, the court determines that Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12.

Notice. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (b) if mailed by United States domestic, certified, or registered mail, with first class postage prepaid, on the third business day after the date postmarked, or (c) in all other cases, when actually received. Addresses for notice to either party are as set forth below, which addresses may be modified by delivery by either party of written notice in accordance with this Section 12.

Company:

Riot Platforms, Inc.

3855 Ambrosia Street, Suite 301

Castle Rock, Colorado 80109

Attention: General Counsel

Email: legal@riot.inc

Indemnitee:

13.

Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, law or public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and United States federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future in certain circumstances to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

14.

No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Articles or the Bylaws, provision of the constitutive documents of any relevant Subsidiary, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.

Subrogation. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.

Effective Time of Agreement. The indemnification to be provided by the Company to Indemnitee pursuant to the terms of this Agreement shall apply with effect from (a) the date on which Indemnitee first became a director or officer of the Company or a Subsidiary, as applicable, or (b) the date of this Agreement, as set forth above, if Indemnitee is party to a prior agreement with the Company relating to claims for indemnification arising out of or in connection with Indemnitee’s service as a director, officer, employee, or agent of the Company (a “Prior Agreement”), in which case the Company and Indemnitee hereby agree that such Prior Agreement shall be superseded by this Agreement with respect to such claims for indemnification arising out of or in connection with Indemnitee’s service on or after the date of this Agreement.

17.

Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement may be brought in any state or federal court located in Clark County, Nevada.

18.	Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Nevada, without giving effect to any conflicts of laws rules thereof.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

COMPANY:

RIOT PLATFORMS, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:

Signature Page to Indemnification Agreement